                                                                     EXHIBIT 4.3

                          CERTIFICATE OF DESIGNATION
                                      OF
                 SERIES I JUNIOR PARTICIPATING PREFERRED STOCK
                                      OF
                           DIAMETRICS MEDICAL, INC.



          The undersigned hereby certifies that the Board of Directors of Diametrics Medical, Inc. (the "Corporation"), a corporation organized and existing under the Minnesota Business Corporation Act, duly approved the terms contained in the following resolution effective on January 29, 1997:

          RESOLVED, that a series of preferred stock of the Corporation is hereby created, and the designation and amount thereof and the relative rights and preferences of the shares of such series, are as follows:

          Section 1.  Designation and Amount.  The shares of such series shall
                      ----------------------
be designated as "Series I Junior Participating Preferred Stock" (the "Preferred Shares") and the number of shares constituting the Preferred Shares shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and any necessary shareholder approval; provided,
                                                               ---------
however, that no decrease shall reduce the number of shares of Preferred Shares
-------
to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Preferred Shares.

          Section 2.  Dividends and Distributions.
                      ---------------------------

          (a) Dividends shall be payable on the Preferred Shares out of funds legally available for the declaration of dividends only if and when declared by the Board of Directors. In no event shall any dividend be paid or declared, nor shall any distribution be made, on the Common Stock, other than a dividend or distribution payable solely in shares of Common Stock, unless the holders of the Preferred Shares shall participate in such dividend on a pro rata basis with the holders of Common Stock, counting one Preferred Share for each four shares of Common Stock. In no event shall any dividend be paid or declared, nor shall any distribution be made, on any outstanding series of preferred stock, unless the holders of all of the outstanding Preferred Shares shall participate in such dividend or distribution on a pro rata basis with the holders of such series of preferred stock, counting shares of both such series and shares of the Preferred Shares on an as-if-converted basis.

          (b) If the Conversion Date (as defined in Section 4 hereof) has not occurred on or before July 29, 1997, then in such event dividends shall accrue on the
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Preferred Shares at the rate of 7.0% per annum of the liquidation preference thereof compounded quarterly from the initial date of issuance of such Preferred Shares to and including the later of the Conversion Date or the Redemption Date (as hereinafter defined). Such dividends shall be cumulative from the Accrual Date and shall be paid on March 31, June 30, September 30 and December 31 of each year, commencing September 30, 1997. Each such dividend shall be paid to the holders of record of the Preferred Shares on such record date, not exceeding 15 days preceding the payment date thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past dividend periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 30 days preceding the payment date thereof, as may be fixed by the Board of Directors.

          Section 3.  Voting Rights.
                      -------------

          (a) Subject to the provision for adjustment hereinafter set forth, each Preferred Share shall entitle the holder thereof to 2.844 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Unless the vote of the holders of a greater number of shares shall then be required by law, none of the following actions may be taken by the Corporation without the approval by vote of the holders of 66.667% of issued and outstanding Preferred Shares, voting together as a single class:

          (i) Any amendment, restatement or modification of the Articles of Incorporation, By-laws or other governance documents which would reasonably be expected to adversely affect the powers, preferences, privileges or rights of the Preferred Shares;

          (ii) Declaration of payment of any dividend or making of any distribution on or with respect to the Common Stock;

          (iii) Purchase, redemption or retirement, directly or indirectly, of any shares of capital stock or other equity securities of the Corporation;

          (iv) Authorization, creation or issuance of any additional shares of capital stock or other securities which would reasonably be expected to adversely affect the powers, preferences, privileges or rights of the Preferred Shares, or are ranked prior to or pari passu with, the Preferred
                                                 ---- -----
     Shares; or

          (v)   A voluntary dissolution, liquidation or winding up.

          (c) Except as otherwise provided herein or by law, the holders of Preferred Shares and the holders of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (d) Except as set forth herein or required by law, holders of Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4.  Mandatory Conversion.  When the shareholders of the
                      --------------------
Corporation have properly authorized a sufficient number of shares of Common Stock to allow the conversion of all outstanding Preferred Shares into shares of Common Stock and appropriate filings have been made with governmental authorities to effect such authorization (such event being herein referred to as a "Conversion Event"), which filings will be promptly made by the Corporation, the Preferred Shares shall automatically be converted into fully paid and nonassessable shares of Common Stock (and such other securities and property as the holders of Preferred Shares may be entitled to upon the conversion thereof, as hereinafter provided) at the Conversion Rate (as hereinafter defined) plus an amount equal to any accrued and unpaid dividends thereon. The Corporation shall give prompt notice of such mandatory conversion by first class mail, postage prepaid, to the holders of record of the Preferred Shares, addressed to such holders at their last addresses as shown on the stock books of the Corporation. The date (the "Conversion Date") of such mandatory conversion shall be the date of consummation of the Conversion Event. Each notice of mandatory conversion shall specify: the Conversion Date and then-effective Conversion Rate (which shall be four shares of Common Stock for each Preferred Share, unless otherwise adjusted hereunder); that the holders of Preferred Shares were deemed to have become holders of record of Common Stock on the Conversion Date; that, from and after the Conversion Date, the Preferred Shares were no longer considered outstanding; and that all rights with respect to the shares of Preferred Shares (and such other securities and property as the holders of the Preferred Shares may be entitled to upon the conversion thereof, as hereinafter provided) so converted terminated on the Conversion Date, except the right to receive Common Stock (and such other securities and property as the holders of Preferred Shares may be entitled to upon the conversion thereof, as hereinafter provided) as herein provided. On and after the Conversion Date, each holder of Preferred Shares shall surrender the certificate or certificates evidencing such shares to the Corporation at a place to be designated in such notice and shall thereupon be entitled to receive the Common Stock (and such other securities and property as the holders of Preferred Shares may be entitled to upon the conversion thereof, as hereinafter provided) receivable in exchange therefor. Notwithstanding that the certificates evidencing any shares of Preferred Shares mandatorily converted into Common Stock shall not have been surrendered on the Conversion Date, such shares shall no longer be deemed outstanding, and the holders thereof shall nevertheless be deemed to have become holders of record of Common Stock (and such other securities and property as the holders of Preferred Shares may be entitled to upon the conversion thereof, as hereinafter provided) on the Conversion Date.

          Except where registration is requested in a name other than the name of the registered holder, the Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of the Preferred Shares pursuant hereto.

          Section 5.  Reacquired Shares.  Any Preferred Shares purchased,
                      -----------------
converted or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

          Section 6.  Liquidation, Dissolution or Winding Up; Rank.  Upon any
                      --------------------------------------------
liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Shares unless, prior thereto, the holders of Preferred Shares shall have received the greater of (i) $16.00 per share, plus an amount equal to any accrued and unpaid dividends and distributions thereon, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to four times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Shares, except distributions made ratably on the Preferred Shares and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Shares were entitled immediately prior to such event under clause (1)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the

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number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were
outstanding immediately prior to such event.   For the purposes hereof, a
consolidation or merger of the Corporation with or into any other person or entity, or a sale or transfer of all or substantially all the Corporation's assets for cash or securities, shall be considered a liquidation, dissolution or winding up of the Company, unless, with respect to a merger, consolidation or sale, the holders of shares of Common Stock immediately preceding such merger or consolidation hold at least a majority of the equity securities of the surviving entity entitled to vote in the election of directors (or similar governing body) of the surviving entity.

          So long as any Preferred Shares remain outstanding, no stock of any class or series of the Corporation shall rank prior to or pari passu with the
                                                          ----------
Preferred Shares, as to liquidation preference, dividends or distributions.

          Section 7.  Consolidation, Merger, etc.   In case of any
                      ---------------------------
reclassification or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Corporation with, or merger of the Corporation with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Corporation, each holder of shares of the Preferred Shares then outstanding, if it has elected not to require a distribution pursuant to Section 6, shall have the right thereafter to convert the shares of the Preferred Shares held by the holder into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the holder had held the Common Stock issuable upon the conversion of the Preferred Stock immediately prior to the reclassification, change, consolidation, merger, sale or transfer.

          Section 8.  Redemption.  (a) The Preferred Shares shall not be
                      ----------
redeemable at the option of the Corporation and shall be redeemable at the option of the holder thereof only as provided in this Section 8(b).

          (b) In the event that as of January 29, 1999 (the "Put Date") the Conversion Date has not occurred and the Corporation has not caused the Preferred Shares to be registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. or any national securities exchange on which a class of the Corporation's equity securities is listed, the Preferred Shares shall be redeemable at the option of the holder thereof at a price equal to the greater of (i) Current Market Price on the Put Date (as hereinafter defined) and (ii) the liquidation preference thereof, plus accrued and unpaid dividends thereon to the date fixed for redemption (the "Redemption Price") as of the close of business on the 30th business day following the Put Date (the "Redemption Date"). Notwithstanding the foregoing, in the event that the Corporation fails to declare and pay a dividend pursuant to Section 2(b) above, the Put Date shall be accelerated to the payment date that would otherwise apply to such defaulted dividend payment. The Corporation shall give prompt notice of the Put Date (the "Put Date Notice") by certified mail, return-receipt requested, to the holders of record of the Preferred Shares, addressed to such holders at their last addresses as shown on the stock books of the Corporation. A holder of record of the Preferred Shares as of the Put Date shall be required to give written notice to the Corporation of such holder's election to require such redemption (a "Notice of Redemption") on or before the 20th business day following the date receipt of such notice is acknowledged. In the event that the Corporation receives Notices of Redemption from holders representing in excess of 75% of the Preferred Shares outstanding, the Corporation shall redeem all outstanding Preferred Shares on the Redemption Date. Notice of Redemption having been given as aforesaid, the Preferred Shares so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date such Preferred Shares shall cease to accrue dividends. Upon surrender of any certificate representing Preferred Shares for redemption, the record holder of such Preferred Shares shall be paid by the Corporation the Redemption Price. "Current Market Price" means four (the "Multiple") times (a) the closing price on the previous trading day for the Common Stock on the principal stock exchange on which the Common Stock is traded or (b) if not so traded, the closing price (or, if no closing price is available, the average of the bid and asked prices) for such date on the NASDAQ if the Common Stock is listed on the NASDAQ or (c) if not listed on any exchange or quoted on the NASDAQ, such value as may be determined in good faith by the Corporation's Board of Directors, which determination shall be conclusively binding. In the event the Corporation shall at any time, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the Multiple shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 9.  Fractional Shares.  Preferred Shares may be issued in
                      -----------------
fractions of a share which are integral multiples of one one-hundredth of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Preferred Shares.

          IN WITNESS WHEREOF, I have subscribed my name this 29th day of January, 1997.

                                   DIAMETRICS MEDICAL, INC.


                                   /s/ LAURENCE L. BETTERLEY
                                   -------------------------------
                                   Laurence L. Betterley
                                   Chief Financial Officer

                            ARTICLES OF CORRECTION
                                      OF
                           DIAMETRICS MEDICAL, INC.


     In order to correct the Certificate of Designation of Series I Junior Participating Preferred Stock as filed with the Minnesota Secretary of State on January 29, 1997, in accordance with the provisions set forth in Minnesota Statutes Section 5.16, the undersigned hereby makes the following statements:

     1.   The name of the person who filed the instrument is Laurence L.
Betterley.

     2. The instrument to be corrected is the Certificate of Designation of Series I Junior Participating Preferred Stock of Diametrics Medical, Inc. filed with the Minnesota Secretary of State on January 29, 1997.

     3. The error to be corrected is the number of votes each Preferred Share entitles its holder to cast, as set forth in Section 3(a) of the Certificate of Designation.

     4. The following portion of the Certificate of Designation is hereby set forth in its corrected form as follows:

     "Section 3.  Voting Rights.
                  -------------

          (a) Subject to the provision for adjustment hereinafter set forth, each Preferred Share shall entitle the holder thereof to 3.16 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (b) Unless the vote of the holders of a greater number of shares shall then be required by law, none of the following actions may be taken by the Corporation without the approval by vote of the holders of 66.667% of issued and outstanding Preferred Shares, voting together as a single class:

          (i) Any amendment, restatement or modification of the Articles of Incorporation, By-laws or other governance documents which would reasonably be expected to adversely affect the powers, preferences, privileges or rights of the Preferred Shares;

          (ii) Declaration of payment of any dividend or making of any distribution on or with respect to the Common Stock;

          (iii) Purchase, redemption or retirement, directly or indirectly, of any shares of capital stock or other equity securities of the Corporation;

          (iv) Authorization, creation or issuance of any additional shares of capital stock or other securities which would reasonably be expected to adversely affect the powers, preferences, privileges or rights of the Preferred Shares, or are ranked prior to or pari passu with, the Preferred
                                                 ---- -----
     Shares; or

          (v)    A voluntary dissolution, liquidation or winding up.

          (c) Except as otherwise provided herein or by law, the holders of Preferred Shares and the holders of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (d) Except as set forth herein or required by law, holders of Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action."


          IN WITNESS WHEREOF, I have subscribed my name this 30th day of January, 1997.

                                   DIAMETRICS MEDICAL, INC.


                                   /s/ LAURENCE L. BETTERLEY
                                   -------------------------------
                                   Laurence L. Betterley
                                   Chief Financial Officer